ADP Reports Second Quarter Fiscal 2022 Results
•Revenues increased 9% compared to last year's second quarter to $4.0 billion; 9% organic constant currency
•Net earnings increased 7% to $694 million, and adjusted net earnings increased 7% to $697 million
•Adjusted EBIT increased 10% to $930 million, and adjusted EBIT margin increased 20 basis points to 23.1%
•Diluted earnings per share ("EPS") increased 9% to $1.65; adjusted diluted EPS increased 9% to $1.65
•Fiscal 2022 guidance increased as strong momentum continues across the business; raising guidance for revenue retention, average worksite employees, revenue and adjusted diluted EPS

ROSELAND, N.J. – January 26, 2022 – ADP (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its second quarter fiscal 2022 financial results and updated its fiscal 2022 outlook.
Second Quarter Fiscal 2022 Consolidated Results
Compared to last year’s second quarter, revenues increased 9% to $4.0 billion and 9% on an organic constant currency basis. Net earnings increased 7% to $694 million, and adjusted net earnings increased 7% to $697 million. Adjusted EBIT increased 10% to $930 million, representing an adjusted EBIT margin increase of 20 basis points in the quarter to 23.1%, as higher operating revenues were partially offset by increased expenses related to implementation and service, as well as higher PEO pass-through expenses. ADP’s effective tax rate for the quarter on both a reported basis and an adjusted basis was 23.7%. Diluted EPS increased 9% to $1.65, and adjusted diluted EPS increased 9% to $1.65.
“We maintained our momentum in sales, client satisfaction, and client retention during the quarter, reflecting the compelling value proposition ADP continues to provide to our clients during these challenging times," said Carlos Rodriguez, Chief Executive Officer, ADP. "As we shared at our recent Investor Day, we see significant opportunity to serve as a partner to employers across the globe, and we remain steadfast in our focus on the years ahead as we advance our products, invest in distribution, and work to make HR simpler for our large and growing base of clients."
"Our revenue performance once again exceeded our expectations with particularly strong PEO results, and we were pleased to drive a slight margin increase even as we invested in our service and implementation organizations as we build a strong foundation for sustained future growth," said Don McGuire, Chief Financial Officer, ADP.

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their closest comparable GAAP financial measures.
Second Quarter Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year's second quarter:
•Employer Services revenues increased 6% on a reported basis and 7% on an organic constant currency basis
•U.S. pays per control increased 6%
•Employer Services segment margin increased 40 basis points

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year's second quarter:
•PEO Services revenues increased 15%
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 18%
•Average worksite employees paid by PEO Services increased 16% to about 660,000
•PEO Services segment margin decreased 10 basis points

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity, and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year's second quarter:
•Interest on funds held for clients increased 1% to $106 million
•Average client funds balances increased 28% to $32.2 billion
•The average interest yield on client funds decreased 40 basis points to 1.3%

Fiscal 2022 Outlook
Certain components of ADP’s fiscal 2022 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2021 pre-tax charges of $3 million related to transformation initiatives and pre-tax gains of approximately $31 million related to legal settlements
•Fiscal 2022 expected pre-tax charges of approximately $5 million related to transformation initiatives
Consolidated Fiscal 2022 Outlook
•Revenue growth of 8% to 9%
•Adjusted EBIT margin expansion of 50 to 75 basis points
•Adjusted effective tax rate of approximately 22.5%
•Diluted EPS growth of 11% to 13%
•Adjusted diluted EPS growth of 12% to 14%
Employer Services Segment Fiscal 2022 Outlook
•Employer Services revenue growth of about 6%
•Employer Services margin expansion of 75 to 100 basis points
•Employer Services new business bookings growth of 12% to 16%
•Employer Services client revenue retention decrease of approximately 40 basis points
•Increase in U.S. pays per control of 5% to 6%
PEO Services Segment Fiscal 2022 Outlook
•PEO Services revenue growth of 13% to 15%
•PEO Services revenue, excluding zero-margin benefits pass-throughs, growth of 14% to 16%
•PEO Services margin decrease of 50 basis points to flat
•PEO Services average worksite employee count growth of 13% to 15%
Client Funds Extended Investment Strategy Fiscal 2022 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and various forward yield curves as of January 25, 2022. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. A combination of various forward yield curves that reflect our investment mix, resulting in a blended rate of 1.7%, was used to forecast new purchase rates across the client and corporate extended and client long portfolios over the remainder of the fiscal year.

•Interest on funds held for clients of $440 to $450 million; this is based on anticipated growth in client funds balances of 18% to 20% and an average yield that is anticipated to decrease about 10 basis points to 1.4%
•Total contribution from the client funds extended investment strategy of $465 to $475 million

Fiscal 2022 Outlook

		Fiscal 2021 (unaudited)	October 27, 2021 Fiscal 2022 Outlook (a)	January 26, 2022 Fiscal 2022 Outlook (a)
Total ADP	Revenues	$15,005M	7 to 8%	8 to 9%
	Adj. EBIT Margin	22.6%	50 to 75 bps	50 to 75 bps
	Adj. Effective Tax Rate	22.7%	~22.5%	~22.5%
	Adj. Diluted EPS	$6.02	11 to 13%	12 to 14%
Employer Services	Revenues	$10,195M	5 to 6%	~6%
	Margin	29.9%	75 to 100 bps	75 to 100 bps
	ES New Business Bookings	$1.5B	12 to 16%	12 to 16%
	Client Revenue Retention	92.2%	~(50) bps	~(40) bps
	U.S. Pays Per Control	(3)%	4 to 5%	5 to 6%
PEO Services	Revenues	$4,818M	11 to 13%	13 to 15%
	Revenues Ex Pass-throughs	$1,726M	12 to 14%	14 to 16%
	Margin	14.9%	(50) bps to flat	(50) bps to flat
	Average WSEs	582,000	11 to 13%	13 to 15%
Client Funds Interest	Average Client Funds Balances	$27.4B	12 to 14%	18 to 20%
	Yield on Client Funds Portfolio	1.5%	(10) bps, to 1.4%	(10) bps, to 1.4%
	Client Funds Interest Revenue	$422M	$420 to $430M	$440 to $450M
	Extended Investment Strategy	$450M	$450 to $460M	$465 to $475M
(a) Outlook contemplates the impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, January 26, 2022 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2020, 2021, and 2022, as well as quarterly details of the fiscal 2022 results from the client funds extended investment strategy, are posted to ADP’s website at investors.adp.com. ADP news releases, current financial information, SEC filings, and Investor Relations presentations are accessible at the same website.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services, and exceptional experiences that enable people to reach their full potential. HR, Talent, Time Management, Benefits, and Payroll. Informed by data and designed for people. Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$2,561.8	$2,405.2	$5,029.6	$4,674.9
Interest on funds held for clients	106.0	105.4	207.1	211.9
PEO revenues (A) (B) (C)	1,357.6	1,185.1	2,621.0	2,279.7
Total revenues	4,025.4	3,695.7	7,857.7	7,166.5

Expenses:
Costs of revenues:
Operating expenses (B) (C)	2,040.7	1,847.8	3,971.5	3,610.0
Systems development and programming costs	199.7	174.5	388.5	343.2
Depreciation and amortization	100.8	100.1	203.8	203.6
Total costs of revenues	2,341.2	2,122.4	4,563.8	4,156.8

Selling, general, and administrative expenses	782.3	755.8	1,501.5	1,436.9
Interest expense	18.4	13.9	36.9	29.0
Total expenses	3,141.9	2,892.1	6,102.2	5,622.7

Other (income)/expense, net	(26.6)	(29.0)	(55.4)	(54.0)

Earnings before income taxes	910.1	832.6	1,810.9	1,597.8

Provision for income taxes	215.7	185.1	416.0	348.2

Net earnings	$694.4	$647.5	$1,394.9	$1,249.6

Basic earnings per share	$1.65	$1.51	$3.32	$2.92

Diluted earnings per share	$1.65	$1.51	$3.30	$2.91

Components of Other (income)/expense, net:
Interest income on corporate funds	$(8.5)	$(10.4)	$(18.2)	$(24.3)
Realized (gains)/losses on available-for-sale securities, net	(0.4)	(7.7)	(0.5)	(8.0)
Impairment of assets	—	2.2	—	5.0
Gain on sale of assets	—	(1.6)	(1.3)	(1.8)
Non-service components of pension income, net	(17.7)	(11.5)	(35.4)	(24.9)
Other (income)/expense, net	$(26.6)	$(29.0)	$(55.4)	$(54.0)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $16,774.0 million and $13,349.1 million for the three months ended December 31, 2021 and 2020, respectively, and $30,037.2 million and $24,364.9 million for the six months ended December 31, 2021 and 2020, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $863.9 million and $765.9 million, and $1,703.4 million and $1,507.0 million for the three and six months ended December 31, 2021 and 2020, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $142.0 million and $111.9 million, and $258.6 million and $199.9 million for the three and six months ended December 31, 2021 and 2020, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)
	December 31,	June 30,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$1,745.0	$2,575.2
Accounts receivable, net of allowance for doubtful accounts of $78.2 and $79.6, respectively	2,736.0	2,727.4
Other current assets	735.9	533.4
Total current assets before funds held for clients	5,216.9	5,836.0
Funds held for clients	45,890.4	34,905.8
Total current assets	51,107.3	40,741.8
Long-term receivables, net of allowance for doubtful accounts of $0.2 and $0.3, respectively	9.4	11.5
Property, plant and equipment, net	644.5	684.5
Operating lease right-of-use asset	472.1	462.2
Deferred contract costs	2,448.1	2,498.2
Other assets	868.0	825.8
Goodwill	2,330.7	2,338.4
Intangible assets, net	1,222.5	1,210.1
Total assets	$59,102.6	$48,772.5

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$103.5	$141.1
Accrued expenses and other current liabilities	1,937.0	1,963.3
Accrued payroll and payroll-related expenses	590.1	910.2
Dividends payable	433.6	390.8
Short-term deferred revenues	189.4	203.9
Obligations under reverse repurchase agreements (A)	—	23.5
Income taxes payable	63.8	58.2
Total current liabilities before client funds obligations	3,317.4	3,691.0
Client funds obligations	45,766.6	34,403.8
Total current liabilities	49,084.0	38,094.8
Long-term debt	2,986.1	2,985.0
Operating lease liabilities	363.5	343.2
Other liabilities	843.6	834.1
Deferred income taxes	434.3	482.9
Long-term deferred revenues	341.5	362.4
Total liabilities	54,053.0	43,102.4

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at December 31, 2021 and June 30, 2021; outstanding, 420.4 and 423.7 shares at December 31, 2021 and June 30, 2021, respectively	63.9	63.9
Capital in excess of par value	1,664.7	1,531.3
Retained earnings	20,011.8	19,451.1
Treasury stock - at cost: 218.3 and 215.0 shares at December 31, 2021 and June 30, 2021, respectively	(16,362.4)	(15,386.8)
Accumulated other comprehensive (loss) income	(328.4)	10.6
Total stockholders’ equity	5,049.6	5,670.1
Total liabilities and stockholders’ equity	$59,102.6	$48,772.5

(A) As of June 30, 2021, $23.5 million of long-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Six Months Ended
	December 31,
	2021	2020
Cash Flows from Operating Activities:
Net earnings	$1,394.9	$1,249.6
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	255.6	257.8
Amortization of deferred contract costs	474.9	464.9
Deferred income taxes	46.4	1.3
Stock-based compensation expense	97.9	80.9
Net pension income	(31.6)	(22.0)
Net amortization of premiums and accretion of discounts on available-for-sale securities	48.5	28.7
Other	6.8	5.6
Changes in operating assets and liabilities:
Increase in accounts receivable	(26.0)	(86.5)
Increase in other assets	(668.6)	(643.3)
(Decrease)/Increase in accounts payable	(19.9)	10.2
Decrease in accrued expenses and other liabilities	(363.3)	(158.9)
Net cash flows provided by operating activities	1,215.6	1,188.3

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(5,223.3)	(3,554.8)
Proceeds from the sales and maturities of corporate and client funds marketable securities	1,996.9	2,832.5
Capital expenditures	(75.8)	(81.0)
Additions to intangibles	(180.7)	(148.1)
Acquisitions of businesses, net of cash acquired	(11.7)	—
Proceeds from sale of property, plant, and equipment and other assets	26.2	1.8
Net cash flows used in investing activities	(3,468.4)	(949.6)

Cash Flows from Financing Activities:
Net increase in client funds obligations	11,415.8	10,036.4
Payments of debt	(0.5)	(1,001.1)
Proceeds from the issuance of debt	—	991.1
Settlement of cash flow hedges	—	(43.6)
Repurchases of common stock	(990.5)	(475.1)
Net proceeds from stock purchase plan and stock-based compensation plans	50.4	39.1
Dividends paid	(787.0)	(781.7)
Net payments related to reverse repurchase agreements	(23.5)	(13.6)
Net cash flows provided by financing activities	9,664.7	8,751.5

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(20.9)	84.7

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	7,391.0	9,074.9

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	13,143.2	7,053.6
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$20,534.2	$16,128.5

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	1,745.0	1,602.2
Restricted cash and restricted cash equivalents included in funds held for clients	18,789.2	14,526.3
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$20,534.2	$16,128.5

Supplemental disclosures of cash flow information:
Cash paid for interest	$33.1	$28.1
Cash paid for income taxes, net of income tax refunds	$365.7	$362.7

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
Segment revenues
Employer Services	$2,671.3	$2,510.6	6%	$5,242.8	$4,887.4	7%
PEO Services	1,358.8	1,186.1	15%	2,622.9	2,282.0	15%
Other	(4.7)	(1.0)	n/m	(8.0)	(2.9)	n/m
Total revenues	$4,025.4	$3,695.7	9%	$7,857.7	$7,166.5	10%

Segment earnings
Employer Services	$817.3	$758.6	8%	$1,601.3	$1,447.8	11%
PEO Services	212.7	187.4	14%	405.7	346.8	17%
Other	(119.9)	(113.4)	n/m	(196.1)	(196.8)	n/m
Total pretax earnings	$910.1	$832.6	9%	$1,810.9	$1,597.8	13%

Segment margin
Employer Services	30.6%	30.2%	0.4%	30.5%	29.6%	0.9%
PEO Services	15.7%	15.8%	(0.1)%	15.5%	15.2%	0.3%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	22.6%	22.5%	0.1%	23.0%	22.3%	0.8%

	Three Months Ended			Six Months Ended
	December 31,			December 31,
Earnings per share information:	2021	2020	% Change	2021	2020	% Change
Net earnings	$694.4	$647.5	7%	$1,394.9	$1,249.6	12%

Basic weighted average shares outstanding	419.8	427.4	(2)%	420.6	428.0	(2)%
Basic earnings per share	$1.65	$1.51	9%	$3.32	$2.92	14%

Diluted weighted average shares outstanding	422.0	429.0	(2)%	422.9	429.5	(2)%
Diluted earnings per share	$1.65	$1.51	9%	$3.30	$2.91	13%

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	6%	(6)%	7%	(7)%

PEO Services:
Paid PEO worksite employees at end of period	668,000	579,000	668,000	579,000
Average paid PEO worksite employees during the period	660,000	571,000	644,000	559,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$863.9	$765.9	$1,703.4	$1,507.0
Workers' compensation and state unemployment taxes	$142.0	$111.9	$258.6	$199.9

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$1.7	$1.6	6%	$1.9	$1.7	16%
Corporate extended (A)	2.1	1.9	10%	2.1	2.2	(4)%
Total corporate	3.8	3.5	8%	4.0	3.9	4%
Funds held for clients	32.2	25.1	28%	29.6	23.5	26%
Total	$36.0	$28.6	26%	$33.6	$27.4	23%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.3%	0.4%		0.3%	0.4%
Corporate extended (A)	1.4%	1.9%		1.5%	1.9%
Total corporate	0.9%	1.2%		0.9%	1.3%
Funds held for clients	1.3%	1.7%		1.4%	1.8%
Total	1.3%	1.6%		1.3%	1.7%

Net unrealized gain position at end of period	$123.8	$800.1		$123.8	$800.1

Average short-term financing (in billions):
U.S. commercial paper borrowings	$1.9	$1.8		$1.9	$2.1
U.S., Canadian & U.K. reverse repurchase agreement borrowings	0.2	0.1		0.2	0.1
	$2.1	$1.9		$2.1	$2.2

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.1%		0.1%	0.1%
U.S., Canadian & U.K. reverse repurchase agreement borrowings	0.2%	0.3%		0.2%	0.3%

Interest on funds held for clients	$106.0	$105.4	1%	$207.1	$211.9	(2)%
Corporate extended interest income (B)	7.4	8.9	(17)%	15.8	21.0	(25)%
Corporate interest expense-short-term financing (B)	(0.6)	(0.7)	12%	(1.3)	(1.7)	23%
Net Impact from Client Fund Strategy	$112.8	$113.6	(1)%	$221.6	$231.2	(4)%

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Corporate extended interest income (B)	$7.4	$8.9	$15.8	$21.0
All other interest income	1.1	1.5	2.4	3.3
Total interest income on corporate funds (component of Other (income)/expense, net)	$8.5	$10.4	$18.2	$24.3

Corporate interest expense-short-term financing (B)	$0.6	$0.7	$1.3	$1.7
All other interest expense	17.8	13.2	35.6	27.3
Total interest expense	$18.4	$13.9	$36.9	$29.0

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client fund obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Corporate interest expense-short-term financing,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is provided above.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measure	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Corporate interest expense-short-term financing (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior period, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Six Months Ended
	December 31,		% Change	December 31,		% Change
	2021	2020	As Reported	2021	2020	As Reported
Net earnings	$694.4	$647.5	7%	$1,394.9	$1,249.6	12%
Adjustments:
Provision for income taxes	215.7	185.1		416.0	348.2
All other interest expense (a)	17.8	13.2		35.6	27.3
All other interest income (a)	(1.1)	(1.5)		(2.4)	(3.3)
Transformation initiatives (b)	3.0	3.3		0.9	4.1
Excess capacity severance charges	—	0.5		—	2.9
Adjusted EBIT	$929.8	$848.1	10%	$1,845.0	$1,628.8	13%
Adjusted EBIT Margin	23.1%	22.9%		23.5%	22.7%

Provision for income taxes	$215.7	$185.1	17%	$416.0	$348.2	19%
Adjustments:
Transformation initiatives (c)	0.7	0.8		0.1	1.0
Excess capacity severance charges (c)	—	0.1		—	0.7
Adjusted provision for income taxes	$216.4	$186.0	16%	$416.1	$349.9	19%
Adjusted effective tax rate (d)	23.7%	22.2%		23.0%	21.8%

Net earnings	$694.4	$647.5	7%	$1,394.9	$1,249.6	12%
Adjustments:
Transformation initiatives (b)	3.0	3.3		0.9	4.1
Income tax provision/(benefit) for transformation initiatives (c)	(0.7)	(0.8)		(0.1)	(1.0)
Excess capacity severance charges	—	0.5		—	2.9
Income tax benefit for excess capacity severance charges (c)	—	(0.1)		—	(0.7)
Adjusted net earnings	$696.7	$650.4	7%	$1,395.7	$1,254.9	11%

Diluted EPS	$1.65	$1.51	9%	$3.30	$2.91	13%
Adjustments:
Transformation initiatives (b) (c)	0.01	0.01		—	0.01
Excess capacity severance charges (c)	—	—		—	0.01
Adjusted diluted EPS	$1.65	$1.52	9%	$3.30	$2.92	13%

(a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) In the three months ended December 31, 2021, transformation initiatives include consulting costs relating to our company wide transformation initiatives. In the six months ended December 31, 2021, the charges include consulting costs relating our company wide transformation initiatives offset by gain on sale of assets and net reversals relating to severance. Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

(c) The income tax (benefit)/provision was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(d) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by the sum of our Adjusted net earnings plus our Adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Revenue growth consolidated:	2021	2020	2021	2020

Employer Services	6%	(1)%	7%	(2)%
PEO Services	15%	5%	15%	4%
Consolidated revenue growth as reported	9%	1%	10%	—%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	—%	(1)%	—%	—%
Consolidated revenue growth, organic constant currency	9%	—%	10%	—%

Segment:

Employer Services revenue growth as reported	6%	(1)%	7%	(2)%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	1%	(1)%	—%	—%
Employer Services revenue growth, organic constant currency	7%	(2)%	7%	(2)%

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2021 to Fiscal 2022 Non-GAAP Guidance Reconciliation
(Unaudited)
			Fiscal 2022
	Fiscal 2021		Outlook
Earnings before income taxes / margin (GAAP)	$3,361.2	22.4%	20 to 45 bps
All other interest expense (a)	57.3	40 bps	5 bps
All other interest income (a)	(6.5)	-	-
Transformation initiatives (b) - FY21	-	-	-
Transformation initiatives - FY22	-	-	5 bps
Excess capacity severance charges - FY21	2.9	-	-
Legal settlements - FY21	(30.7)	(20) bps	20 bps
Adjusted EBIT margin (Non-GAAP)	$3,384.2	22.6%	50 to 75 bps

Effective tax rate (GAAP)		22.7%	22.5%
Transformation initiatives (b) - FY21		-	-
Transformation initiatives - FY22		-	-
Excess capacity severance charges - FY21		-	-
Legal settlements - FY21		-	-
Adjusted effective tax rate (Non-GAAP)		22.7%	22.5%

Diluted earnings per share (GAAP)		$6.07	11% to 13%
Transformation initiatives (b) - FY21		-	-
Transformation initiatives - FY22		-	-
Excess capacity severance charges - FY21		0.01	-
Legal settlements - FY21		(0.05)	1%
Adjusted diluted earnings per share (Non-GAAP)		$6.02	12% to 14%

(a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”
(b) In fiscal 2021, transformation initiatives include impairment charges as a result of recognizing certain owned facilities at fair value given intent to sell and accordingly classified as held for sale and lease asset impairment charges, offset by gain on sale of assets and net reversals of charges related to other transformation initiatives, including severance.

Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining, and retaining, clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; and the impact of any uncertainties related to major natural disasters or catastrophic events, including the COVID-19 pandemic. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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